Exhibit 10.7

TIME-BASED RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), dated as of the date set forth in Exhibit A attached hereto (the “Grant Date”), is made by and between Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”), and the individual set forth in Exhibit A attached hereto (the “Participant”).

WHEREAS, the Company maintains the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, Section 9.4 of the Plan provides for the issuance of Restricted Stock Units (“RSUs”);

WHEREAS, the Company maintains the Claros Mortgage Trust, Inc. Deferred Compensation Plan (as amended from time to time, the “Deferred Compensation Plan”); and

WHEREAS, the Administrator has determined that it would be to the advantage and in the best interest of the Company to issue RSUs to the Participant as an inducement to enter into or remain in the service of the Company, Claros REIT Management LP (the “Manager”) or any Parent, Subsidiary or Affiliate of the Company or the Manager, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.Issuance of Award of RSUs. Pursuant to the Plan and the Deferred Compensation Plan, in consideration of the Participant’s agreement to provide services to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable), the Company hereby issues to the Participant an award of the number of RSUs set forth on Exhibit A attached hereto. Each RSU that vests shall represent the right to receive payment, in accordance with this Agreement, of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU.  Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.Dividend Equivalents.  Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds (such earlier date, the “Dividend Equivalent Forfeiture Date”).  Pursuant to each outstanding Dividend Equivalent, the Participant shall be entitled to receive payments equal to dividends paid, if any, on the Shares underlying the RSU to which such Dividend Equivalent relates during the period beginning on the Grant Date set forth on Exhibit A attached hereto and ending on the applicable Dividend Equivalent Forfeiture Date.  Dividend Equivalents shall not entitle the Participant to any payments relating to dividends for which the record date occurs after the settlement of the RSU underlying such Dividend Equivalent or, if applicable, the forfeiture of such RSU.  Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. For clarity, the Dividend Equivalents granted hereunder shall satisfy the right to receive Dividend Equivalents pursuant to Section 3.4 of the Deferred Compensation Plan.

3.Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a)“Cause” means “Cause” as defined in the Participant’s applicable service agreement with the Company, the Manager or a Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable), if

Exhibit 10.7

such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the deliberate or intentional failure by the Participant to substantially perform the Participant’s duties to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (other than the Participant’s failure resulting from his or her incapacity due to physical or mental illness) after a written notice is delivered to the Participant by the Company, which notice identifies the nature of the failure by the Participant, (ii) an act by the Participant, in connection with the business of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, of willful misconduct, gross negligence, recklessness, fraud, theft, embezzlement, dishonesty or misappropriation, (iii) the conviction of, or plea of nolo contendere to a charge of commission of, a felony by the Participant, (iv) the unauthorized disclosure by the Participant of confidential information or trade secrets in contravention of a stated policy of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, or (v) a material violation by the Participant of any policies or procedures of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager after a written notice is delivered to the Participant by the Company, which notice identifies the policy or procedure which the Company believes the Participant has materially violated.

(b) “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time. Notwithstanding the foregoing, if Participant's Disability would give rise to a payment or settlement event with respect to any Award that constitutes “nonqualified deferred compensation,” the Disability must also constitute a “disability” (as defined in Treasury Regulation §1.409A-1(a)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A.

(c)“Service Provider” means an Employee, Consultant or Director, as applicable.

4.RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions.

(a)The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan and the Deferred Compensation Plan, which are incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 10.3 of the Plan and the REIT restrictions set forth in Section 12.8 of the Plan.

(b)Without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the charter of the Company, as amended and supplemented from time to time.

5.Vesting; Forfeiture.

(a)The RSUs will vest according to the vesting schedule set forth on Exhibit A attached hereto except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated.  In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as set forth on Exhibit A attached hereto, or otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company or pursuant to the Deferred Compensation Plan.

(b)In the event that an activity or inactivity constituting Cause with respect to the Participant occurs, the Participant engages in Competition or, if applicable, breaches any Restrictive Covenants (each, as defined below), in any case, prior to the applicable Payment Date (as defined below), then the Administrator may, in its sole discretion, provide that any RSU will be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in any such RSUs.

Exhibit 10.7

(c)For purposes of this Section 5, the Participant shall be deemed to have engaged in “Competition” if, during the term of the Participant’s employment or other service to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, the Participant (i) becomes engaged in any manner, directly or indirectly, either alone or with any person now existing or hereafter created, in the Business (as defined below), or any portion thereof, in the United States (the “Geographic Area”), or (ii) directly or indirectly, as a shareholder, bondholder, lender, officer, director, employee, consultant or otherwise, performs services for, invests in, aids or abets or gives information or financial assistance to any person engaged in the Business, or any portion thereof, in the Geographic Area, or any portion thereof; provided, however, that this Section 5(c) shall not be deemed to prohibit the Participant from owning as an investment, directly or indirectly, up to two percent (2%) of the securities of any publicly-traded company in the Geographic Area, or any portion thereof.  For purposes of this Section, “Business” shall mean the business of investing in and managing commercial real estate debt.

(d)In the event an RSU is forfeited pursuant to this Section 5, the Participant’s right, title or interest in any corresponding Dividend Equivalents also will be forfeited as of the date the RSU is forfeited.

6.Settlement.

(a)Subject to and in accordance with the Deferred Compensation Plan, the RSUs, to the extent vested, will, in any case, be paid in Shares within 45 days following the earliest to occur of: (i) the Participant’s “separation from service” (within the meaning of Section 409A); (ii) a Change in Control (as defined in the Deferred Compensation Plan); and (iii) if applicable, the In-Service Distribution Date set forth on Exhibit A attached hereto (in any case, such payment date, the “Payment Date”). Notwithstanding anything to the contrary contained herein, the exact Payment Date shall be determined by the Company in its sole discretion (and Participant shall not have the right to designate the time of payment). Payments with respect to Dividend Equivalents shall be made in cash as set forth on Exhibit A attached hereto.

(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

7.Conditions to Issuance of Shares.  Upon issuance, Shares issued as payment for the RSUs shall be fully paid and nonassessable.

8.Determinations.  Except as otherwise set forth herein, all determinations, interpretations and assumptions relating to the RSUs shall be made by the Administrator (including any determinations regarding whether the Participant engaged in Competition or, if applicable, breached any Restrictive Covenants contained herein).

9.Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

10.Tax Withholding.  The Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager shall have the authority and the right to deduct or withhold, or require the Participant to remit to such entity, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation, which may arise prior to settlement of the RSUs) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents.  In satisfaction of the foregoing

Exhibit 10.7

requirement or in satisfaction of any additional tax withholding, (i) the Participant may remit to the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager such withholding tax obligations by cash or check or (ii) the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager may, or the Administrator may in its discretion allow the Participant to elect to have the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable), withhold Shares otherwise issuable under such award (or allow the return of Shares) having a fair market value equal to the sums required to be withheld.  To the extent that any FICA tax withholding obligations arise in connection with the RSUs prior to the date on which on which such RSUs should otherwise become payable to the Participant, then the Company may accelerate the payment of a number of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with such accelerated payment, and the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager (as applicable) may withhold such amounts in satisfaction of such withholding obligations. Notwithstanding any other provision of the Plan or this Agreement, the number of Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents in order to satisfy the Participant’s income and payroll tax liabilities with respect thereto shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction.

11. Restrictive Covenant Agreement.  If the Participant has entered into an agreement (the “Restrictive Covenant Agreement”) with the Company, Mack Real Estate Group, LLC or their respective affiliates pursuant to which the Participant agreed to certain restrictive covenants, including, but not limited to, confidentiality, development, non-disparagement and non-solicitation of personnel, transactions and investors covenants, then (i) the Restrictive Covenant Agreement is incorporated herein by reference and (ii) the grant of this Award, the Participant’s ability to vest in this Award and the Participant’s right to any payment under this Award (if any), in each case, is contingent on the Participant’s continued compliance with the restrictive covenants set forth in the Restrictive Covenant Agreement, as well as any other restrictive covenants that the Participant may at any time enter into with the Company, Mack Real Estate Group, LLC, the Manager or any Parent, Subsidiary or Affiliate of the Company, Mack Real Estate Group, LLC or the Manager (collectively, the “Restrictive Covenants”).  The Company may terminate this Award without consideration in connection with the Participant’s material breach of any such Restrictive Covenants.

12.Remedies.  The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

13.Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, or shall interfere with or restrict in any way the rights of the Company, the Manager or

Exhibit 10.7

any Parent, Subsidiary or Affiliate of the Company or the Manager, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.

15.Section 409A.

(a)General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.

(b)Non-Qualified Deferred Compensation. Section 4.5 of the Deferred Compensation Plan shall apply to the RSUs, Dividend Equivalents and this Agreement. Any payment or settlement of such RSUs upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Agreement, references to a “termination,” “termination of employment” or like terms means a “separation from service.” For purposes of Section 409A, each RSU (and the right to payment with respect to each RSU) is to be treated as a right to a separate payment.

16.Miscellaneous.

(a)Incorporation of the Plan and Deferred Compensation Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan and the Deferred Compensation Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan or the Deferred Compensation Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and the Deferred Compensation Plan and has had an opportunity to review the contents thereof.

(b)Clawback.  This Award, the RSUs, the Dividend Equivalents, the cash payable with respect to the Dividend Equivalents and the Shares issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Administrator, as may be amended from time to time.

(c)Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d)Entire Agreement; Amendments and Waivers. This Agreement (including any exhibit hereto), together with the Plan, the Deferred Compensation Plan and, if applicable, the Restrictive Covenant Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially adversely affect the rights and obligations of the Participant, unless the consent of the Participant is obtained. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver

Exhibit 10.7

of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(f)Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(g)Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.

(i)Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to:

Claros Mortgage Trust, Inc.

c/o Mack Real Estate Credit Strategies, L.P.

60 Columbus Circle

20th Floor New York, NY 10023

Attn:  General Counsel

Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager.  By a notice given pursuant to this Section 16(i), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 16(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(j)Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

(k)Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, this Agreement and

Exhibit 10.7

the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

(l)Adjustments.  Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

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Exhibit 10.7

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CLAROS MORTGAGE TRUST, INC.,

a Maryland corporation

By:___________________________________

Name:

Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

___________________________________

Participant Signature

Print Name: _________________________

[Signature Page to Time-Based Restricted Stock Unit Agreement]

Exhibit 10.7

Exhibit A

Award Information

[Insert for Participants Other than Directors]

Grant Date:  __________________

Participant Name:  __________________

Number of RSUs Granted:  __________________

Vesting Schedule:  The RSUs shall vest in three equal installments (subject to rounding in accordance with Section 5(a)) on each of the first, second and third anniversaries of the Grant Date, subject to the Participant’s continued status as a Service Provider through such vesting date. Notwithstanding the foregoing, the RSUs shall vest in full upon the Participant’s death or Disability.

[In-Service Distribution Date: __________________]1

Dividend Equivalent Payments: Payments with respect to Dividend Equivalents shall be made [in cash no later than 30 days following the applicable dividend payment date]2 [on the same Payment Date of the RSU to which such Dividend Equivalent corresponds]3.

[Insert for Directors]

Grant Date:  __________________

Participant Name:  __________________

Number of RSUs Granted:  __________________

Vesting Schedule:  The RSUs shall vest in full on the earlier to occur of (x) the one-year anniversary of the Grant Date and (y) the date of the next annual meeting of the Company’s stockholders following the Grant Date, subject to the Participant’s continued status as a Service Provider through such vesting date. Notwithstanding the foregoing, the RSUs shall vest in full upon the Participant’s death, Disability, or immediately prior to the occurrence of a Change in Control.

[1]

NTD: If the Participant elected an In-Service Distribution pursuant to his/her election form, then include this row with the applicable In-Service Distribution date as specified in Section 2 of the Participant’s election form.

[2]	NTD: Insert if dividends will be paid currently.
[3]	NTD: Insert if dividends will be deferred.

Exhibit 10.7

[In-Service Distribution Date: __________________]4

Dividend Equivalent Payments: Payments with respect to Dividend Equivalents shall be made in cash [no later than 30 days following the applicable dividend payment date]5 [on the same Payment Date of the RSU to which such Dividend Equivalent corresponds]6.

[4]

NTD: If the Participant elected an In-Service Distribution pursuant to his/her election form, then include this row with the applicable In-Service Distribution date as specified in Section 2 of the Participant’s election form.

[5]	NTD: Insert if dividends will be paid currently.
[6]	NTD: Insert if dividends will be deferred.